Exhibit 99.1

Rani Therapeutics Reports Third Quarter 2024 Financial Results; Provides Corporate Update

- Completed two equity offerings with total gross proceeds of approximately $20.0 million; cash runway extended into 3Q 2025 -

- Announced new preclinical pharmacokinetic data supporting transenteric delivery of GLP-1 incretin triagonist -

- Phase 1 study for RT-114, an oral GLP-1/GLP-2 dual agonist for the treatment of obesity, expected to initiate in 2025 -

SAN JOSE, Calif., November 14, 2024 -- Rani Therapeutics Holdings, Inc. (“Rani Therapeutics” or “Rani”) (Nasdaq: RANI), a clinical-stage biotherapeutics company focused on the oral delivery of biologics and drugs, today reported financial results for the quarter ended September 30, 2024 and provided a corporate update.

“We are pleased with the progress we have made this quarter headlined by new preclinical pharmacokinetic data supporting the transenteric delivery of a GLP-1 incretin triagonist. This data, combined with the previously announced pharmacodynamic data from the study, underscores the potential of the RaniPill® to contribute to the GLP-1 receptor agonist space and the broader obesity therapeutics market,” said Talat Imran, Chief Executive Officer of Rani. “Additionally, we raised $20 million in aggregate gross proceeds from financings in July and October, enabling us to extend our cash runway into the third quarter of 2025. Looking ahead, we are excited to start our Phase 1 trial of RT-114 containing a GLP-1/GLP-2 dual agonist for the treatment of obesity next year.”

Third Quarter 2024 and Subsequent Highlights:

•
Announced new preclinical pharmacokinetic data supporting transenteric delivery of GLP-1 incretin triagonist. In October 2024, Rani announced new pharmacokinetic data from a preclinical study evaluating a GLP-1, GIP and glucagon receptors incretin triagonist with a delivery method mimicking the RaniPill® route of administration. The pharmacokinetic data provides further evidence of the RaniPill® platform’s potential to enable oral delivery of multiple obesity treatments.
•
Completed two equity offerings for total gross proceeds of approximately $20.0 million. In equity offerings in July and October 2024, Rani completed the sale and issuance of Class A common stock, pre-funded warrants to purchase Class A common stock, and warrants to purchase Class A common stock, to an institutional investor for total gross proceeds of approximately $20.0 million, excluding any potential proceeds from the exercise of warrants, if any.

Near-Term Milestone Expectations:

•
Initiation of Phase 1 clinical trial of RT-114 containing a GLP-1/GLP-2 dual agonist for the treatment of obesity expected in 2025.

Third Quarter 2024 Financial Results:

•
Cash, cash equivalents and marketable securities as of September 30, 2024 totaled $30.4 million, compared to $48.5 million for the year ended December 31, 2023. Rani expects its cash, cash equivalents and marketable securities to be sufficient to fund its operations into the third quarter of 2025.

•
Research and development expenses for the three months ended September 30, 2024 were $6.2 million, compared to $11.2 million for the same period in 2023. The decrease of $5.0 million in research and development expenses in the three months ended September 30, 2024, as compared to the same period in 2023, was primarily attributed to lower compensation costs of $1.9 million due to reduction in workforce, $2.7 million reduction in third-party services and $0.4 million reduction in materials and supplies due to the timing of certain preclinical and clinical studies.
•
General and administrative expenses for the three months ended September 30, 2024 were $5.6 million, compared to $6.6 million for the same period in 2023. The decrease of $1.0 million in general and administrative expenses in the three months ended September 30, 2024, as compared to the same period in 2023, was primarily attributed to lower compensation costs of $0.5 million due to reduction in workforce, $0.4 million reduction in third-party services due to lower directors and officers insurance premiums and $0.3 million reduction in other costs, offset by an increase in facility costs of $0.2 million due to the lease in Fremont, California.
•
Net loss for the three months ended September 30, 2024 was $12.7 million, compared to $18.3 million for the same period in 2023, including stock-based compensation expense of $4.1 million for the three months ended September 30, 2024, compared to $5.0 million for the same period in 2023.

About Rani Therapeutics

Rani Therapeutics is a clinical-stage biotherapeutics company focused on advancing technologies to enable the development of orally administered biologics and drugs. Rani has developed the RaniPill® capsule, which is a novel, proprietary and patented platform technology, intended to replace subcutaneous injection or intravenous infusion of biologics and drugs with oral dosing. Rani has successfully conducted several preclinical and clinical studies to evaluate safety, tolerability and bioavailability using RaniPill® capsule technology. For more information, visit ranitherapeutics.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the expected initiation of a Phase 1 trial of RT-114 in 2025, the potential of the RaniPill® platform to contribute to the GLP-1 receptor agonist space and broader obesity therapeutics market, the potential of the RaniPill® platform to enable oral delivery of multiple obesity treatments. the sufficiency of Rani’s cash reserves, the timing and extent of its expenses, and future financial performance. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “intend,” “looking ahead,” “potential,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Rani’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Rani’s business in general and the other risks described in Rani’s filings with the Securities and Exchange Commission, including Rani’s annual report on Form 10-K for the year ended December 31, 2023, and subsequent filings and reports by Rani. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Rani undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact:

investors@ranitherapeutics.com

Media Contact:

media@ranitherapeutics.com

RANI THERAPEUTICS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	September 30,	December 31,
	2024	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,277	$5,864
Marketable securities	26,127	42,675
Prepaid expenses and other current assets	1,967	2,308
Total current assets	32,371	50,847
Property and equipment, net	5,496	6,105
Operating lease right-of-use asset	5,427	718
Other assets	246	246
Total assets	$43,540	$57,916
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,566	$648
Accrued expenses and other current liabilities	1,867	1,726
Deferred revenue	600	—
Current portion of long-term debt	14,768	4,897
Current portion of operating lease liability	1,410	718
Total current liabilities	20,211	7,989
Long-term debt, less current portion	13,537	24,484
Operating lease liability, less current portion	4,017	—
Total liabilities	37,765	32,473
Stockholders' equity:
Preferred stock, $0.0001 par value - 20,000 shares authorized; none issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Class A common stock, $0.0001 par value - 800,000 shares authorized; 29,807 and 26,036 issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	3	3
Class B common stock, $0.0001 par value - 40,000 shares authorized; 24,116 issued and outstanding as of September 30, 2024 and December 31, 2023	2	2
Class C common stock, $0.0001 par value - 20,000 shares authorized; none issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	97,067	85,762
Accumulated other comprehensive gain (loss)	8	(12)
Accumulated deficit	(93,960)	(72,889)
Total stockholders' equity attributable to Rani Therapeutics Holdings, Inc.	3,120	12,866
Non-controlling interest	2,655	12,577
Total stockholders' equity	5,775	25,443
Total liabilities and stockholders' equity	$43,540	$57,916

RANI THERAPEUTICS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating expenses
Research and development	$6,172	$11,220	$19,872	$32,018
General and administrative	5,627	6,635	18,484	20,647
Total operating expenses	$11,799	$17,855	$38,356	$52,665
Loss from operations	(11,799)	(17,855)	(38,356)	(52,665)
Other income (expense), net
Interest income and other, net	414	839	1,403	2,626
Interest expense and other, net	(1,337)	(1,316)	(3,909)	(3,789)
Net loss	$(12,722)	$(18,332)	$(40,862)	$(53,828)
Net loss attributable to non-controlling interest	(5,939)	(9,135)	(19,791)	(26,956)
Net loss attributable to Rani Therapeutics Holdings, Inc.	$(6,783)	$(9,197)	$(21,071)	$(26,872)
Net loss per Class A common share attributable to Rani Therapeutics Holdings, Inc., basic and diluted	$(0.24)	$(0.36)	$(0.78)	$(1.06)
Weighted-average Class A common shares outstanding—basic and diluted	28,836	25,552	27,071	25,380